SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

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                       The United Kingdom Fund Inc.
             ------------------------------------------------
             (Name of Registrant as Specified in its Charter)


             ------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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                                                              26th August 1998

Dear Stockholder of The United Kingdom Fund Inc.

You may soon be receiving proxy materials from Phillip Goldstein of Opportunity Partners, L.P. recommending that you vote for open-ending the Fund and, to that end, replace your Board with himself and his nominees.

The Open-ending Proposal (Proposal 3)

The many important pros and cons of open-ending the Fund are set out in our proxy statement of 14th August 1998. The most important advantage in open-ending is the quick reduction in the discount to net asset value at which the Fund's shares currently trade. The most important advantage in the Fund's remaining closed-end is the greater investment flexibility which permits better long-term performance. Country funds, like your Fund, have tended to be closed-end because the volatility of investor demand for individual countries can cause an open-end fund to experience wide swings in net purchases (which often adds cash in rising markets and dilutes returns) and net redemptions (which often forces sales in falling markets and aggravates the downside).

Your Board recommends that stockholders vote against open-ending (Proposal 3) because it believes that it would be in the best long-term interests of stockholders for the Fund to remain closed-end.

As evidenced by the discussion of litigation in his proxy statement and numerous news articles, Mr. Goldstein seeks short-term arbitrage profits by investing in closed-end funds and then open-ending them. While this may be a legitimate investment approach, it can be detrimental to the long-term interest of stockholders.

Although the approval of two-thirds of the Fund's shares is currently required for open-ending, in order to be responsive to stockholders with different investment objectives, we have undertaken to lower the voting requirement below that level to the minimum allowed by law. If a majority of the Fund's shares are voted in favor of open-ending, your Board will implement a plan to convert the Fund to an open-end company, merge the Fund with another open-end company or liquidate the Fund.

Whether you agree with your Board that the Fund should remain a closed-end fund, or you wish to convert it to an open-end fund, it is important that you vote on Proposal 3 so that your Board is in the best position possible to reflect the interests of all stockholders.

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We are asking you to sign, date and return the WHITE proxy card today.  Please do not return any green cards sent to you by Mr. Goldstein. However, if you have already returned a green proxy card, you can still support your Board's nominees by signing and dating the enclosed WHITE card. Only your latest dated card counts. If you have any questions about how to vote your shares, please call our proxy solicitor, Corporate Investor Communications, toll free at
(888) 243-9154.
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The Composition of the Board (Proposal 1)

Your Board consists of people with long and broad-based management experience. A majority of your directors have served on the Board since the Fund's inception in 1987. Other management positions that are held or have been held by the eight members of your Board are President of the Federal Reserve Bank of New York, Chairman and Chief Executive Officer of State Street Research & Management Co., Managing Director and Partner of Bear, Stearns & Co., Chairman of Oppenheimer Management Corp., Chairman of Josiah Wedgwood & Sons Ltd., Chief Investment Officer of College Retirement Equities Fund, Chairman of Mercury Asset Management Group Ltd. and Investment Manager of Rockefeller & Co., Inc. In contrast, none of Mr. Goldstein's nominees appear to have any comparable experience.

Mr. Goldstein discloses in his own proxy statement that he has purchased 120,200 shares in the Fund in the last two months. Your Board can only speculate that Mr. Goldstein is waging this proxy contest to elect his slate of nominees because he believes that this will increase the chances of his realising through open-ending a quick profit on the substantial stake he has recently established. However, your Board has undertaken to lower the voting requirement for open-ending the Fund to the minimum permitted by law -- a majority of the outstanding shares. If the Goldstein slate is elected, they will have the very same voting requirement.

Your Board has adopted a course of action that is responsive to all stockholders regardless of whether they have short-term or long-term investment objectives. In contrast, Mr. Goldstein is understandably focused on short-term profits and is looking to replace your Board with himself and four nominees who presumably are similarly focused on short-term profits. Indeed, Mr. Goldstein discloses in his proxy statement that one of his nominees, Mr. Robert E. Kelly, has purchased 5,800 shares in the Fund in the last month.

To support your Board vote only the WHITE proxy card. This will allow your Board to take the course of action mandated by stockholders. Please do not return Mr. Goldstein's green proxy card, even to vote against his nominees. If you have already returned a green proxy card, you can still vote for your Board by signing, dating and returning the enclosed WHITE proxy card.

On behalf of the Board of Directors of the Fund, we appreciate your support and I assure you that we will continue to work for you in overseeing the performance of your investment. If you have any questions or want to request without charge a copy of the fund's annual report (and its subsequent quarterly report once available), please feel free to call toll free (888) 243-9154.

Sincerely,



Anthony M. Solomon
Chairman of the Board



                                   IMPORTANT

Please vote today. Your vote is important. No matter how many or how few shares of The United Kingdom Fund Inc. you own, please vote by signing, dating and returning the enclosed WHITE PROXY.


  o IF YOUR SHARES ARE HELD THROUGH A BROKERAGE FIRM, your broker cannot vote such shares unless he receives your specific instructions. Please sign, date and return the enclosed WHITE PROXY CARD in the postage-paid envelope that has been provided.

  o IF YOU ARE SIGNING AS A CUSTODIAN, TRUSTEE, PARTNER, OFFICER, EXECUTOR OR ATTORNEY, please write in such title next to your signature.

  o IF YOU HAVE ALREADY RETURNED A GREEN PROXY CARD, you have every right to change your vote by signing and returning the enclosed WHITE PROXY and dating it later than the green proxy card. Only your latest dated, properly executed card will count.

If you have any questions about how to vote your shares, please call out proxy solicitor:

                    Corporate Investor Communications, Inc.
                               111 Commerce Road
                              Carlstadt, NJ 07072
                           Toll free: 1-888-243-9154
                         Call collect: 1-201-896-1900